Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nu-Med Plus, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, Jeffrey L. Robins, our Chief Executive Officer and Director and Keith L.Merrell, our Chief/Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 11/19/2018                             /s/Jeffrey L. Robins

                                                           Jeffrey L. Robins

                                                           Chief Executive Officer and Director

Dated: 11/19/2018                            /s/Keith L. Merrell

                                                          Keith L. Merrell

                                                          Principal Financial Officer and CFO